Exhibit 99.1

Hahn Engineering, Inc.
Petroleum Consultants
P. O. Box 190251
St. Louis, MO  63119
(314) 968-3656
hahnengrinc@yahoo.com
February 15, 2016

Eos Petro, Inc.
Attn:  Mr. Nikolas Konstant
1999 Avenue of the Stars, Ste. 2520
Los Angeles, CA  90067

Re:  Works Unit Reserve Evaluation

Gentlemen:

At your request, Hahn Engineering, Inc. has prepared an estimate of the reserves, future production and income attributable to a certain working interest in the Works Unit owned and operated by Eos Petro, Inc. in the Albion Consolidated Field, Edwards County, Illinois, as of December 31, 2015.  The purpose of this evaluation was to provide estimates of reserve information in support of the year-end reserves reporting requirements under U. S. Securities Regulation S-K and for other internal business and financial needs.  A supplementary third party report is attached hereto as Exhibit A, and incorporated by this reference to this report.

It should be noted that due to a combination of economic and political forces, there is significant uncertainty regarding the forecasting of future hydrocarbon prices.  Crude oil prices were based on an average of the posted crude oil price on the 1st day of the each month for the twelve months in 2015, and held constant thereafter as required by the SEC regulations.  The recoverable reserves and the income attributable thereto have a direct relationship to the hydrocarbon prices actually received; therefore, volumes of reserves actually recovered and amounts of income actually received may differ significantly for the estimated quantities presented in this report.  A summary of the results, as of December 31, 2015, is shown below.

Estimated Reserves and Income of Certain Leasehold Interests
Eos Petro, Inc. as of December 31, 2015

	------ Proved ------
	--Proved Developed--		Undeveloped	Total
Gross Reserves	Producing	Non-Producing	Undrilled	Proved
Oil – Barrels	18,120	28,032	215,740		261,882
Net Reserves
Oil – Barrels	14,496	22,418	172,592		209,506
Income Data
Future Gross Revenue	$627,532	$970,458	$7,471,508		$9,069,498
Deductions 3,608,652	$413,960	$426,772	$2,767,920	$
Future Net Income (FNI)	$213,572	$543,686	$4,703,588		$5,460,846
Discounted FNI @ 10% 2,772,670	$190,176	$374,460	$2,208,034	$

Liquid hydrocarbons are expressed in standard 42 gallon barrels.  All gas volumes, if any, is sales gas expressed in millions of cubic feet (MMCF) at the official temperature and pressure bases of the areas in which the gas reserves are located.

The deductions are comprised of the normal direct and indirect costs of operating the wells, i.e. pumper's expense, electricity, propane, chemical inhibitor, supplies, insurance and normal well repair expense.  There is no severance tax in the State of Illinois.  The future net income is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist nor does it include any adjustment for cash on hand or gas production imbalances that may exist.  Liquid hydrocarbon reserves account for approximately 100% of the total future gross revenue from the proved developed producing reserves.

The discounted future net income shown above was calculated using a discount rate of 10 percent per annum compounded semi-annually.  Future net income was calculated at six other discount rates.  These results are shown on each estimated projection of future production and income presented for all reserve categories in this report and in summary form below.

Discounted Future Net Income
as of December 31, 2015
			Proved
Discount	--- Proved Developed ---		Undeveloped	Total
Factor	Producing	Non-Producing	Undrilled	Proved

5	$201,101	$448,492	$3,202,483	$3,852,075
15	$180,531	$315,980	$1,535,286	$2,031,797
20	$171,957	$269,133	$1,071,903	$1,512,993
25	$164,286	$231,126	$747,778	$1,143,189
30	$157,385	$199,937	$518,079	$875,400
35	$151,143	$174,076	$353,514	$678,733
The results shown above are presented for your information and should not be construed as our estimate of fair market value.

Reserves Included in this Report

The proved reserves included herein conform to the definition as set forth in the SEC regulation Part 210.4-10(a).

Estimates of Reserves

In general, the proved developed producing reserves included herein were estimated by the performance method.  The reserves estimated by the performance method utilized extrapolations of various historical oil sales data in those cases where such data were definitive.  The proved developed non-producing shut-in reserves were based on well test data taken prior to 2008 when the Works Unit was shut-in due to the death of the owner/operator at that time.  The proved undeveloped undrilled reserves were based on Benoist Sand recoveries by both primary and secondary recovery with a reasonable certainty that they will be recovered.  Structure and isopach maps of the Benoist Sand with marked proved locations and recommended injection wells are attached.

The reserves included in this report are estimates only and should not be construed as being exact quantities.  They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts.  Moreover, estimates of reserves may increase or decrease as a result of future operations.

Future Production Rates

Initial production rates are based on the current producing rates for those wells now on production.  The historical oil sales graph plotted monthly since 2006 is attached.  Projections of estimated future oil production, as marked, are also shown on the graph.  Historical oil production data was available from 1980 through December 2015.

Hydrocarbon Prices

Oil prices were based on the average posted crude oil price for the 1st day of each of the twelve months for the calendar year 2015, or $43.29 per barrel and held constant thereafter per SEC guidelines.  See Illinois Basin Posted Crude Oil Price attachment.  There is no severance tax in the State of Illinois.

Operating Expenses

Operating expenses for the Works Unit in this report were based on actual well operating expenses incurred by Eos Petro, operator of these wells.  These actual expenses would include pumper's expense, electricity, propane, chemical inhibitor, supplies, insurance and normal well repair expense.  The operating expenses were held constant for the economic life of each lease.  No deduction was made for indirect costs such as loan repayments, interest expense and exploration and development prepayments that are not charged directly to the leases or wells.

General

The estimates of reserves presented herein are based upon a detailed study of the properties in which Eos Petro, Inc. operates and owns a working interest.  For the purposes of this report, we did not perform any field inspection of the property, nor did we examine the mechanical operation or condition of the wells and facilities.  We have not investigated possible environmental liability, therefore our estimates do not include any costs due to such possible liability.

Future revenue estimates include estimates of the costs to plug and abandon the existing wells and facilities, net of any salvage value.  Estimated plugging and restoration liability for the existing wells and tank battery facility exceed the estimated salvage value for the well equipment and facility equipment.  The estimated net liability, $110,000, is included as capital expenditures over the last years of production split between the proved reserve categories.

Eos Petro, Inc. has supplied to Hahn Engineering, Inc. their pertinent accounts, records and other data for this investigation.  Historical information and data from a prior operator, Superior Oil Company, was also utilized.  The ownership interests, expenses and other factual data furnished were accepted as presented.  The historical oil sales data was obtained from IHS Energy/Petroleum Information and generally available through December 2015.

Hahn Engineering, Inc. does not have any interest in the subject properties and neither the employment to perform this study nor the compensation is contingent on our estimates of reserves and future income for the subject properties.

Hahn Engineering, Inc. does not guarantee the reserve estimates or the net cash flow projections.  Thank you for this opportunity to be of service.

Yours truly,

HAHN ENGINEERING, INC.

/s/ Joseph K. Hahn

Joseph K. Hahn, P.E.

Exhibit A
THIRD PARTY REPORT OF RESERVES

By:   Hahn Engineering, Inc.

This report is provided to satisfy the requirements contained in Item 1202(a)(8) of U. S. Securities and Exchange Commission Regulation S-K.

The numbering of items below corresponds to the requirements set out in Item 1202(a)(8) of Regulation S-K.  Terms to which a meaning is ascribed in Regulation S-K and Regulation S-X have the same meaning in this report.

i.	We have prepared an independent evaluation of the reserves of Eos Petro, Inc. (the "Company") for the management and the board of directors of the Company. The primary purpose of our evaluation report was to provide estimates of reserve information in support of the Company's year-end reserves reporting requirements under U. S. Securities Regulation S-K and for other internal business and financial needs of the Company.

ii.	We have evaluated the reserves of the Company as of December 31, 2015. The completion date of our report is February 15, 2016.

iii.	The following table set forth the geographic area covered by our report, proved reserves estimated using constant prices and costs, and the proportion of the total company that we have evaluated.

Our report covers 100% of the Company's proved oil and natural gas reserves.

Company Net Reserves
		Natural	Natural	Oil
	Crude Oil	Gas	Gas Liquids	Equivalent
Category	Mbbl	MMcf	Mbbl	Mbbl
Proved
Developed	36.91	0	0	36.91
U.S.A
Undeveloped	172.59	0	0	172.59
U.S.A.
Total Proved	209.50	0	0	209.50

iv.	As noted in item iii, our evaluation covers all of the Company's proved reserves. We carried out our evaluation in accordance with the definitions and guidelines of the U. S. Securities and Exchange Commission and conform to the FASB Standards.

Data used in our evaluation was obtained from Company files. In the preparation of our report we have accepted as presented, and have relied without independent verification upon a variety of information furnished by the Company such as interests and burdens, recent production, historical production, capital costs, operating expense data, budget forecasts and capital cost estimates.

For the purposes of this report, we did not perform any field inspection of the properties, nor did we examine the mechanical operation or condition of the wells and facilities. We have not investigated possible environmental liability related to the properties; therefore, our estimates do not include any costs due to such possible liability. Future revenue estimates include the Company's estimates of the costs to abandon the wells and production facilities, net of any salvage value. Abandonment costs are included as capital costs.

In our opinion, estimates provided in our report have, in all material respects, have determined in accordance with applicable industry standards, and results in our report and summarized herein are appropriate for inclusion in filings under Regulation S-K.

v.	As required under SEC Regulation S-K, reserves are those quantities of oil and gas that are estimated to be economically producible under economic conditions. As specified, in determining economic production, constant product reference prices have been based on a 12 month average price, calculated as the unweighted arithmetric average of the first day-of-the-month price for each month with the 12 month period prior to the effective date of our report. In our economic analysis, operating and capital costs are those costs estimated as applicable at the effective date of our report, with no future escalation. Where deemed appropriate, the capital costs and revised operating costs associated with the implementation of committed projects designed to modify specific field operations in the future may be included in economic projections.

vi.	Our report has been prepared assuming the continuation of existing regulatory and fiscal conditions subject to the guidance of the SEC regulations. Notwithstanding that the Company currently has well permits to drill many of the wells identified in our report, there is no assurance that changes in regulation will not occur; such changes, which cannot reliably be predicted, could impact the Company's ability to recover any of the estimated reserves.

vii.	Oil and gas reserve estimates have an inherent degree of associated uncertainty the degree of which is affected by many factors. Reserve estimates will vary due to the limited and imprecise nature of data upon which the estimates of reserves are predicated. Moreover, the methods and data used in estimating reserves are often necessarily indirect or analogical in character rather than direct and deductive. Furthermore, the persons involved in the preparation of reserve estimates and associated information are required, in applying geosciences, petroleum engineering and evaluation principles, to make numerous unbiased judgments based upon their educational background, professional training, and professional experience. The extent and significance of the judgments to be made are, in themselves, sufficient to render reserves estimates inherently imprecise. Reserve estimates may change substantially as additional data becomes available and as economic conditions impacting oil and gas prices and costs change. Reserve estimates will also change over time due to other factors such as knowledge and technology, fiscal and economic conditions, contractual, statutory and regulatory provisions.

viii.	In our opinion, Hahn Engineering, Inc. has used all methods and procedures as it considered necessary under the circumstances to prepare the report.

ix.	A summary of the Company reserves evaluated by us is provided in item iii.

Hahn Engineering, Inc.
P. O. Box 190251
St. Louis, MO  63119

February 15, 2016

 Joseph K. Hahn
___________________________
Joseph K. Hahn, P.E.
President

Illinois Basin Posted Crude Oil Prices

By:  Plains Marketing L.P. Crude Oil Purchaser

Date	Posted Price per Bbl.
Jan. 1, 2015	$46.25
Feb. 1, 2015	$41.25
Mar. 1, 2015	$42.75
Apr. 1, 2015	$43.00
May 1, 2015	$52.25
June 1, 2015	$53.25
July 1, 2015	$50.00
Aug. 1, 2015	$40.25
Sept. 1, 2015	$38.50
Oct. 1, 2015	$37.75
Nov. 1, 2015	$39.50
Dec. 1, 2015	$34.75

Average	$43.29

Historic Oil Sales & Projections

Works Unit

Sections 18 & 19-T2S-R11E

Edwards County, Illinois

Albion Consolidated Field

Total Proved
PDP + PDNP + PUD
PDP + PDNP
PDP
Barrels Oil Per Month
10000
1000
100
10
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

TOTAL COMPOSITE PROJECTION OF FUTURE REVENUE
PROVED
ALL CATEGORIES

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

PROVED
ALL CATEGORIES
REPORT TOTAL

YEAR 12 MONS. ENDING 12 / 31	--TOTAL PRODUCTION-- OIL/COND. BBL.	GAS MCF	EVALUATED INTEREST SHARE OIL/COND. BBL	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	PRESENT WORTH @ 10 % CUMULATIVE $
2016	5,520	0	4,416	0	191,169	127,386	0	63,783	60,814	60,814
2017	11,858	0	9,486	0	410,666	127,386	152,000	131,280	113,792	174,606
2018	25,500	0	20,400	0	883,116	172,881	1,275,000	-564,765	-445,027	-270,421
2019	25,720	0	20,576	0	890,735	200,178	775,000	-84,443	-60,491	-330,911
2020	25,168	0	20,134	0	871,618	109,188	0	762,430	496,516	165,604
2021	35,056	0	28,045	0	1,214,059	109,188	10,000	1,094,871	648,192	813,796
2022	48,020	0	38,416	0	1,663,029	109,188	10,000	1,543,841	830,903	1,644,698
2023	36,800	0	29,440	0	1,274,458	72,792	0	1,201,666	587,947	2,232,646
2024	21,200	0	16,960	0	734,198	72,792	0	661,406	294,192	2,526,838
2025	11,900	0	9,520	0	412,121	72,792	10,000	329,329	133,168	2,660,005
2026	7,800	0	6,240	0	270,130	72,792	10,000	187,338	68,866	2,728,871
2027	5,440	0	4,352	0	188,398	72,792	15,000	100,606	33,621	2,762,492
2028	1,900	0	1,520	0	65,801	27,297	5,000	33,504	10,179	2,772,670
TOTAL	261,882	0	209,506	0	9,069,498	1,346,652	2,262,000	5,460,846	2,772,670	

RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	261,882	0

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$3,852,075
PRESENT WORTH @ 10%	$2,772,671
PRESENT WORTH @ 15%	$2,031,797
PRESENT WORTH @ 20%	$1,512,993
PRESENT WORTH @ 25%	$1,143,189
PRESENT WORTH @ 30%	$875,400
PRESENT WORTH @ 35%	$678,733

TOTAL COMPOSITE PROJECTION OF FUTURE REVENUE
PROVED
DEVELOPED - PRODUCING

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

PROVED
DEVELOPED - PRODUCING
REPORT TOTAL

YEAR	--TOTAL PRODUCTION--		---EVALUATED INTEREST SHARE---							
12 MONS. ENDING 12 / 31	OIL/COND. BBL.	GAS MCF	OIL/COND. BBL	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	PRESENT WORTH @ 10 % CUMULATIVE $
2016	5,520	0	4,416	0	191,169	90,990	0	100,179	95,517	95,517
2017	4,800	0	3,840	0	166,234	90,990	0	75,244	65,220	160,737
2018	4,200	0	3,360	0	145,454	90,990	25,000	29,464	23,218	183,954
2019	3,600	0	2,880	0	124,675	90,990	25,000	8,685	6,222	190,176
TOTAL	18,120	0	14,496	0	627,532	363,960	50,000	213,572	190,176	

RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	18,120	0

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$201,101
PRESENT WORTH @ 10%	$190,176
PRESENT WORTH @ 15%	$180,531
PRESENT WORTH @ 20%	$171,957
PRESENT WORTH @ 25%	$164,286
PRESENT WORTH @ 30%	$157,385
PRESENT WORTH @ 35%	$151,143

TOTAL COMPOSITE PROJECTION OF FUTURE REVENUE
PROVED
DEVELOPED - NONPRODUCING - SHUT-IN

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

PROVED
DEVELOPED - NONPRODUCING - SHUT-IN
REPORT TOTAL

YEAR 12 MONS. ENDING 12 / 31	--TOTAL PRODUCTION-- OIL/COND. BBL.	GAS MCF	---EVALUATED INTEREST SHARE--- OIL/COND. BBL	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	PRESENT WORTH @ 10 % CUMULATIVE $
2016	0	0	0	0	0	36,396	0	-36,396	-34,702	-34,702
2017	7,058	0	5,646	0	244,433	36,396	152,000	56,037	48,572	13,869
2018	5,700	0	4,560	0	197,402	36,396	0	161,006	126,871	140,740
2019	4,520	0	3,616	0	156,537	36,396	0	120,141	86,063	226,803
2020	4,368	0	3,494	0	151,273	36,396	0	114,877	74,811	301,614
2021	3,456	0	2,765	0	119,688	36,396	10,000	73,292	43,391	345,005
2022	2,920	0	2,336	0	101,125	36,396	10,000	54,729	29,456	374,460
TOTAL	28,022	0	22,418	0	970,458	254,772	172,000	543,686	374,460	

RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	28,022	0

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$448,492
PRESENT WORTH @ 10%	$374,460
PRESENT WORTH @ 15%	$315,980
PRESENT WORTH @ 20%	$269,133
PRESENT WORTH @ 25%	$231,126
PRESENT WORTH @ 30%	$199,937
PRESENT WORTH @ 35%	$174,076

TOTAL COMPOSITE PROJECTION OF FUTURE REVENUE
PROVED
UNDEVELOPED - UNDRILLED

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

PROVED
UNDEVELOPED - UNDRILLED
REPORT TOTAL

YEAR 12 MONS. ENDING 12 / 31	--TOTAL PRODUCTION-- OIL/COND. BBL.	GAS MCF	---EVALUATED INTEREST SHARE--- OIL/COND. BBL	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	CUMULATIVE $
2016	0	0	0	0	0	0	0	0	0	0
2017	0	0	0	0	0	0	0	0	0	0
2018	15,600	0	12,480	0	540,259	45,495	1,250,000	-755,236	-595,115	-595,115
2019	17,600	0	14,080	0	609,523	72,792	750,000	-213,269	-152,775	-747,890
2020	20,800	0	16,640	0	720,346	72,792	0	647,554	421,705	-326,185
2021	31,600	0	25,280	0	1,094,371	72,792	0	1,021,579	604,801	278,615
2022	45,100	0	36,080	0	1,561,903	72,792	0	1,489,111	801,447	1,080,062
2023	36,800	0	29,440	0	1,274,458	72,792	0	1,201,666	587,947	1,668,010
2024	21,200	0	16,960	0	734,198	72,792	0	661,406	294,192	1,962,202
2025	11,900	0	9,520	0	412,121	72,792	10,000	329,329	133,168	2,095,369
2026	7,800	0	6,240	0	270,130	72,792	10,000	187,338	68,866	2,164,235
2027	5,440	0	4,352	0	188,398	72,792	15,000	100,606	33,621	2,197,856
2028	1,900	0	1,520	0	65,801	27,297	5,000	33,504	10,179	2,208,034
TOTAL	215,740	0	172,592	0	7,471,508	727,920	2,040,000	4,703,588	2,208,034	

RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	215,740	0

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$3,202,483
PRESENT WORTH @ 10%	$2,208,034
PRESENT WORTH @ 15%	$1,535,286
PRESENT WORTH @ 20%	$1,071,903
PRESENT WORTH @ 25%	$747,778
PRESENT WORTH @ 30%	$518,079
PRESENT WORTH @ 35%	$353,514

PROJECTION OF FUTURE REVENUE

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

Works Unit
Sec 18+19-T2S-R11E
Edwards Co., IL
Albion Consolidated Fld.

PROVED
DEVELOPED - PRODUCING

YEAR 12 MONS. ENDING 12 / 31	--TOTAL PRODUCTION-- OIL/COND. BBL.	GAS MCF	--EVALUATED INTEREST SHARE-- OIL/COND. BBL	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	CUMULATIVE $
2016	5,520	0	4,416	0	191,169	90,990	0	100,179	95,517	95,517
2017	4,800	0	3,840	0	166,234	90,990	0	75,244	65,220	160,737
2018	4,200	0	3,360	0	145,454	90,990	25,000	29,464	23,218	183,954
2019	3,600	0	2,880	0	124,675	90,990	25,000	8,685	6,222	190,176
TOTAL	18,120	0	14,496	0	627,532	363,960	50,000	213,572	190,176	

LEASE RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	18,120	0

INITIAL LEASE DATA

EXPENSE INTEREST 1.000000
REVENUE INTEREST 0.800000
GROSS OIL PRICE, $/BBL 43.29 NET OIL PRICE, $/BBL 43.29
GROSS GAS PRICE, $/MCF 0.00 NET GAS PRICE, $/MCF 0.00
OPERATING EXPENSE, $/YEAR: 90,990
CAPITAL EXPENSE, $ 0
YEARS LIFE IN LAST LINE 1

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$201,101
PRESENT WORTH @ 10%	$190,176
PRESENT WORTH @ 15%	$180,531
PRESENT WORTH @ 20%	$171,957
PRESENT WORTH @ 25%	$164,286
PRESENT WORTH @ 30%	$157,385
PRESENT WORTH @ 35%	$151,143

PROJECTION OF FUTURE REVENUE

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

Works Unit
reactivate 4 wells

PROVED
DEVELOPED - NONPRODUCING - SHUT-IN

YEAR 12 MONS. ENDING 12 / 31	TOTAL PRODUCTION OIL/COND. BBL.	TOTAL PRODUCTION GAS MCF	EVALUATED INTEREST SHARE OIL/COND. BBL.	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	PRESENT WORTH @ 10 % CUMULATIVE $
2016	0	0	0	0	0	36,396	0	-36,396	-34,702	-34,702
2017	7,058	0	5,646	0	244,433	36,396	152,000	56,037	48,572	13,869
2018	5,700	0	4,560	0	197,402	36,396	0	161,006	126,871	140,740
2019	4,520	0	3,616	0	156,537	36,396	0	120,141	86,063	226,803
2020	4,368	0	3,494	0	151,273	36,396	0	114,877	74,811	301,614
2021	3,456	0	2,765	0	119,688	36,396	10,000	73,292	43,391	345,005
2022	2,920	0	2,336	0	101,125	36,396	10,000	54,729	29,456	374,460
TOTAL	28,022	0	22,418	0	970,458	254,772	172,000	543,686	374,460	

LEASE RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	28,022	0

INITIAL LEASE DATA

EXPENSE INTEREST 1.000000
REVENUE INTEREST 0.800000
GROSS OIL PRICE, $/BBL 43.29 NET OIL PRICE, $/BBL 43.29
GROSS GAS PRICE, $/MCF 0.00 NET GAS PRICE, $/MCF 0.00
OPERATING EXPENSE, $/YEAR: 36,396
CAPITAL EXPENSE, $ 0
YEARS LIFE IN LAST LINE 1

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$448,492
PRESENT WORTH @ 10%	$374,460
PRESENT WORTH @ 15%	$315,980
PRESENT WORTH @ 20%	$269,133
PRESENT WORTH @ 25%	$231,126
PRESENT WORTH @ 30%	$199,937
PRESENT WORTH @ 35%	$174,076

PROJECTION OF FUTURE REVENUE

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

Works Unit - Benoist Sd WFD
drl GJ Works #3A+#5A
& F Woods #23,#25,#26
$250K/well

PROVED
UNDEVELOPED - UNDRILLED

YEAR 12 MONS. ENDING 12 / 31	--TOTAL PRODUCTION-- OIL/COND. BBL.	GAS MCF	EVALUATED INTEREST SHARE OIL/COND. BBL	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	CUMULATIVE $
2016	0	0	0	0	0	0	0	0	0	0
2017	0	0	0	0	0	0	0	0	0	0
2018	15,600	0	12,480	0	540,259	45,495	1,250,000	-755,236	-595,115	-595,115
2019	14,400	0	11,520	0	498,701	45,495	0	453,206	324,654	-270,461
2020	8,800	0	7,040	0	304,762	45,495	0	259,267	168,842	-101,619
2021	6,400	0	5,120	0	221,645	45,495	0	176,150	104,285	2,666
2022	5,600	0	4,480	0	193,939	45,495	0	148,444	79,893	82,559
2023	4,800	0	3,840	0	166,234	45,495	0	120,739	59,075	141,634
2024	4,000	0	3,200	0	138,528	45,495	0	93,033	41,381	183,015
2025	3,200	0	2,560	0	110,822	45,495	10,000	55,327	22,372	205,387
2026	2,400	0	1,920	0	83,117	45,495	10,000	27,622	10,154	215,541
2027	1,540	0	1,232	0	53,333	45,495	5,000	2,838	949	216,489
TOTAL	66,740	0	53,392	0	2,311,340	454,950	1,275,000	581,390	216,489	

LEASE RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	66,740	0

INITIAL LEASE DATA

EXPENSE INTEREST 1.000000
REVENUE INTEREST 0.800000
GROSS OIL PRICE, $/BBL 43.29 NET OIL PRICE, $/BBL 43.29
GROSS GAS PRICE, $/MCF 0.00 NET GAS PRICE, $/MCF 0.00
OPERATING EXPENSE, $/YEAR: 45,495
CAPITAL EXPENSE, $ 0
YEARS LIFE IN LAST LINE 1

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$362,664
PRESENT WORTH @ 10%	$216,489
PRESENT WORTH @ 15%	$117,386
PRESENT WORTH @ 20%	$49,512
PRESENT WORTH @ 25%	$2,760
PRESENT WORTH @ 30%	-$29,471
PRESENT WORTH @ 35%	-$51,580

PROJECTION OF FUTURE REVENUE

Eos Petro Evaluation

EFFECTIVE DATE: DECEMBER 31, 2015

Works Unit - Benoist Sd WFD
drl F Woods #22,#24
& GJ Works #2A
$250K/well

PROVED
UNDEVELOPED - UNDRILLED

YEAR 12 MONS. ENDING 12 / 31	--TOTAL PRODUCTION-- OIL/COND. BBL.	GAS MCF	--EVALUATED INTEREST SHARE-- OIL/COND. BBL	GAS MCF	REV. AFTER PRODUCTION TAX--$	OPERATING EXPENSES $	CAPITAL COSTS $	NET CASH FLOW $	PRESENT WORTH @ 10 % YEAR $	CUMULATIVE $
2016	0	0	0	0	0	0	0	0	0	0
2017	0	0	0	0	0	0	0	0	0	0
2018	0	0	0	0	0	0	0	0	0	0
2019	3,200	0	2,560	0	110,822	27,297	750,000	-666,475	-477,429	-477,429
2020	12,000	0	9,600	0	415,584	27,297	0	388,287	252,863	-224,566
2021	25,200	0	20,160	0	872,726	27,297	0	845,429	500,516	275,949
2022	39,500	0	31,600	0	1,367,964	27,297	0	1,340,667	721,553	997,503
2023	32,000	0	25,600	0	1,108,224	27,297	0	1,080,927	528,873	1,526,376
2024	17,200	0	13,760	0	595,670	27,297	0	568,373	252,811	1,779,187
2025	8,700	0	6,960	0	301,298	27,297	0	274,001	110,796	1,889,982
2026	5,400	0	4,320	0	187,013	27,297	0	159,716	58,712	1,948,694
2027	3,900	0	3,120	0	135,065	27,297	10,000	97,768	32,672	1,981,366
2028	1,900	0	1,520	0	65,801	27,297	5,000	33,504	10,179	1,991,545
TOTAL	149,000	0	119,200	0	5,160,168	272,970	765,000	4,122,198	1,991,545	

LEASE RECOVERY SUMMARY

	OIL, BBL.	GAS, MCF
CUMULATIVE	0	0
ULTIMATE	149,000	0

INITIAL LEASE DATA

EXPENSE INTEREST 1.000000
REVENUE INTEREST 0.800000
GROSS OIL PRICE, $/BBL 43.29 NET OIL PRICE, $/BBL 43.29
GROSS GAS PRICE, $/MCF 0.00 NET GAS PRICE, $/MCF 0.00
OPERATING EXPENSE, $/YEAR: 27,297
CAPITAL EXPENSE, $ 0
YEARS LIFE IN LAST LINE 1

PRESENT WORTH PROFILE

PRESENT WORTH @ 5%	$2,839,818
PRESENT WORTH @ 10%	$1,991,545
PRESENT WORTH @ 15%	$1,417,900
PRESENT WORTH @ 20%	$1,022,392
PRESENT WORTH @ 25%	$745,018
PRESENT WORTH @ 30%	$547,550
PRESENT WORTH @ 35%	$405,094

T2S-R11E
Edwards County, Illinois
Works Unit
Hux Oil-Hedge Ls
Cum Prod 36 MBO
McClosky + Benoist
3,109' 2,930'
Warsaw
3,877'
M Works
G J Works
Frank Woods
Isopach: Benoist Net Oil Sand
Interval: 10 feet
Benoist Producer
PUD Location
New Injector
Rework Injector
1/31/2014
James E. Blumthal, CPG
AAPG #3324
Map Legend
Oil well
Plugged Oil well
Injection Well
Plugged Inj Well
Dry Hole/ Oil show
Unit Acreage
1000 feet

T2S-R11E
Edwards County, Illinois
Works Unit
Hux Oil-Hedge Ls
Cum Prod 36 MBO
McClosky + Benoist
3,109'
2,930'
Warsaw
3,877'
M1A
M Works
G J Works
Frank Woods
-2470
-2480
Structure: Top Of Benoist
Sand Pay
Interval: 10 feet
Benoist Producer
Map Legend
Oil well
Plugged Oil well
Injection Well
Plugged Inj Well
Dry Hole/ Oil show
Unit Acreage
1000 feet
1/31/2014
James E. Blumthal, CPG
AAPG #3324